Exhibit 4.17

Leveraged Finance	3rd Floor 54 Lombard Street London EC3P 3AH
18 June 2003
Tel 020 7699 5000
Fax 020 7699 2770/3275
The Directors Ebookers Plc 25 Farringdon Street	www.barclays.com
London EC4A 4AB
Barclays

Dear sirs

We refer to the Facilities Agreement dated 4th February 2003 (the "Agreement") between Barclays Bank Plc (the "Bank") and Ebookers PLC (the "Principal Borrower") detailing the terms and conditions on which the Bank will provide a Revolving Credit Facility, a Term Loan Facility and a Guarantee Facility to the Principal Borrower.

The terms and conditions of the Agreement are varied as follows;

Schedule 11 "Permitted Bank Accounts" is amended so that it includes the bank accounts detailed on the schedule attached to this letter.

All other terms and conditions remain unchanged.

The Principal Borrower should confirm its agreement to this letter by signing and returning the enclosed copy letter within 40 days of the date of this letter.

For and on behalf of Barclays Bank Plc

/s/ Paul Ambrose

18 June 2003

To Barclays Bank Plc
/s/ Nigel Addison Smith

Accepted for and on behalf of Ebookers plc
14 July 2003

Date

Travelbag Bank Accounts

Lloyds Bank plc
40 High Street
Alton Hants GU34 1BQ
S/C 309015

Accounts

Admin	01008308
C/A	00382095
Client Call	00711420
Gatc C/A	00163687
Gatc Call	00328368
Premier	07147539
AUD	40005182
NZD	52002236
THB	76000457
EURO	86112165
EURO CALL	88048227
SGD	48000147
HKD	49000256
USD	11653202

The National Bank of N. Zealand
Business Banking
PO Box 2846
Wellington
N. Zealand

C/A	S/C 0501 A/C 084422800
Deposit	S/C 0501 A/C 084422870

Westpac Banking Corp
360 Collins Street
Melbourne
Victoria 3000
Australia

C/A	S/C 033-000 A/C 91-6976

Westpac Banking Corp
1/100 Bundall Road
Bundall
Queensland 4217

C/A	S/C 034-660 A/C 16-4591

Travelbag Adventures

Current account:
Travelbag Ltd T/A Travelbag Adventures
0727882
30-90-15

Current account US Dollar:
Travelbag Ltd
11268244
30-90-15

Corporate Call account:
Travelbag Ltd T/A Travelbag Adventures
0278557
30-90-15

Bridge The World Accounts

Westpac Banking Corp
360 Collins Street
Melbourne
Victoria 3000
Australia

S/C 033-000
C/A	A/C 0775878
Savings	A/C 0775886